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                                                                    Exhibit 8.1




                                  [Date], 1998


Century Bancorp, Inc.
400 Mystic Avenue
Medford, Massachusetts 02155

Century Bancorp Capital Trust
c/o Century Bancorp, Inc.
400 Mystic Avenue
Medford, Massachusetts 02155


     Re:   Century Bancorp Capital Trust
           -----------------------------

Ladies and Gentlemen:

     We have acted as counsel to Century Bancorp, Inc., a Massachusetts corporation (the "Company"), and to Century Bancorp Capital Trust, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the proposed issuance of (i) Preferred Securities (the "Preferred Securities") of the Trust pursuant to the terms of the Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, as Depositor, State Street Bank and Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees, to be offered in an underwritten public offering, and (ii) Junior Subordinated Debentures (the "Debentures") of the Company pursuant to the terms of an indenture from the Company to State Street Bank and Trust Company, as Trustee (the "Indenture"), to be sold by the Company to the Trust. The Preferred Securities and the Debentures are to be issued as contemplated by the registration statement on Form S-2 (the "Registration Statement") to be filed by the Company and the Trust to register the issuance of the Preferred Securities and the Debentures under the Securities Act of 1933, as amended. You have requested our opinion on certain federal income tax matters relating to the Preferred Securities.


     In preparing this opinion, we have examined and relied on (i) the Registration Statement, (ii) the Form of Indenture attached as an exhibit to the Registration Statement, (iii) the Form of Debenture included as an exhibit to the Form of Indenture, (iv) the Form of Trust Agreement attached as an exhibit to the Registration Statement, (v) the Form of Preferred Security


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Century Bancorp, Inc.
Century Bancorp Capital Trust
___________1998
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Certificate included as an exhibit to the Form of Trust Agreement, and (vi) the
Form of Guarantee attached as an exhibit to the Registration Statement, and such other documents and instruments (collectively, the "Documents"), and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, and assuming (i) the final Documents will be substantially identical to the forms attached as exhibits to the Registration Statement and (ii) full compliance with all terms of the final Documents, we are of the opinion that the discussion set forth under the caption "Certain Federal Income Tax Consequences" in the preliminary prospectus constituting part of the Registration Statement constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law. The opinion rendered above is not binding on the Internal Revenue Service or a court of law, and no assurance can be given that legislative or administrative action or judicial decisions that differ from the opinion rendered above will not be forthcoming. We note that there is no authority directly on point dealing with securities such as the Preferred Securities. We express no opinion as to the federal income tax consequences other than those described, if any, or as to any state, local or foreign income or other tax consequences of the purchase, ownership and disposition of the Preferred Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Foley, Hoag & Eliot LLP under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated there under by the Securities and Exchange Commission.


                                    Very truly yours,

                                    FOLEY, HOAG & ELIOT LLP

                                    By: _____________________________________
                                          A Partner